                                                                   Exhibit 10.1

                                TECO ENERGY GROUP
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                         1998 Amendment and Restatement
                         ------------------------------

                                    PART ONE
                               GENERAL INFORMATION

SECTION 1.  PURPOSE AND EFFECTIVE DATE

         The purpose of this plan is to provide key executives of the Company and its subsidiaries with additional retirement income by supplementing the retirement benefits provided under the retirement plan. The effective date of this plan as herein amended and restated is July 1, 1998, except that the changes in the definition of change in control in Section 3.4, the references in Sections 5.2 and 5.3 to termination of employment in contemplation of a change in control, and the related definitions in Sections 3.3, 3.7, 3.9, 3.10 and 3.14, are effective July 15, 1998.

SECTION 2.  DEFINITIONS

         This section contains definitions of some terms used in the plan.

         2.1      Board means the Board of Directors of the Company.
                  -----

         2.2      Committee means the retirement plan committee as constituted
                  ---------
under the retirement plan.

         2.3      Company means TECO Energy, Inc. and any successor to all
                  -------
or a major portion of its assets or business which assumes the obligations of the Company under this plan.

         2.4      Employer has the same meaning as in the retirement plan.
                  --------

         2.5      Participant means each employee of an employer who has
                  -----------
satisfied the eligibility requirements set forth in Section 4 or Section 10 hereof.

         2.6      Plan means the TECO Energy Group Supplemental Executive
                  ----
Retirement Plan, as set forth in this plan instrument, and as it may be amended from time to time.

         2.7      Retirement plan means the TECO Energy Group Retirement Plan,
                  ---------------
as amended from time to time.

                                                                   Exhibit 10.1

                                    PART TWO

                    PARTICIPATION AND BENEFITS FOR EMPLOYEES
             OTHER THAN FORMER EMPLOYEES OF PEOPLES GAS SYSTEM, INC.

SECTION 3.  DEFINITIONS

         This section contains definitions of terms used in this part of the plan that are not defined in Section 2.

         3.1      Annual earnings has the same meaning as in the retirement
                  ---------------
plan, except that the same will be determined without regard to (a) any dollar limitation on such annual earnings that may be imposed under the retirement plan or (b) any reduction in taxable income as a result of voluntary salary reduction deferrals under the TECO Energy Group Retirement Savings Excess Benefit Plan.

         3.2      Average annual earnings of a participant as of his retirement
                  -----------------------
date means the average of his annual earnings during whichever of the following periods yields the highest average: (a) the 36 consecutive months of active employment preceding the retirement date (or all months of employment if less than 36), or (b) any three consecutive calendar years out of the five calendar years preceding the retirement date. Bonuses are included as compensation for the period in which paid, provided that if more than three regular annual bonuses are paid in any 36 consecutive month period, only the largest three bonuses will be counted.

         3.3      Cause means (a) the willful and continued failure by a
                  -----
participant to substantially perform his duties with the Company (other than any such failure resulting from the participant's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination by the participant for good reason) after a written demand for substantial performance is delivered to the participant by the board, which demand specifically identifies the manner in which the board believes that the participant has not substantially performed his duties, or
(b) the willful engaging by the participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Section 3.3, no act, or failure to act, on the participant's part will be deemed "willful" unless done, or omitted to be done, by the participant not in good faith and without reasonable belief that the participant's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the participant will not be deemed to have been terminated for cause unless and until there shall have been delivered to the participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the board at a meeting of the board called and held for such purpose (after reasonable notice to the participant and an opportunity for the participant, together with the participant's counsel, to be heard before the board), finding that in the good faith opinion of the board the participant was guilty of conduct set forth above in this Section 3.3 and specifying the particulars thereof in detail.

         3.4      Change in control of the company means a change in control of
                  --------------------------------
a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"),

                                                                   Exhibit 10.1

whether or not the Company is in fact required to comply therewith; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

                  (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

                  (b) during any period of 24 consecutive months (not including any period prior to the effective date of this plan), individuals who at the beginning of such period constitute the board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraphs (a), (c) or
(d) of this Section 3.4) whose election by the board or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

                  (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 65% of the combined voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined in this Section 3.4) acquires 30% or more of the combined voting power of the Company's then outstanding securities; or

                  (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         3.5      Disability income plan means the TECO Energy Group Disability
                  -----------------------
  Income Plan, as amended from time to time.

         3.6      Early retirement age is exactly ten years before the age
                  --------------------
specified in the table in Section 3.8.

         3.7      Good reason means the occurrence (without the participant's
                  -----------
express written consent) prior to a change in control of the Company under the circumstances described in Section 3.14 hereof of any one of the following acts by the Company, or failures by the Company to act:

                  (a) the assignment to the participant of any duties inconsistent (except in the nature of a promotion) with the position in the Company that the participant held immediately

                                                                   Exhibit 10.1

prior to the potential change in control of the Company or a substantial adverse alteration in the nature or status of the participant's position or responsibilities or the conditions of the participant's employment from those in effect immediately prior to the potential change in control of the Company;

                  (b) a reduction by the Company in the participant's annual base salary as in effect on the effective date of this Section 3.7, or such higher amount as is in effect from time to time;

                  (c) the Company's requiring the participant to be based more than twenty-five (25) miles from the Company's offices at which the participant was principally employed immediately prior to the date of the potential change in control of the Company except for required travel on the Company's business to an extent substantially consistent with the participant's business travel obligations on the effective date of this Section 3.7 or, if later, on the date the participant first becomes eligible for this plan;

                  (d) the failure by the Company to pay to the participant any portion of the participant's current compensation or compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                  (e) the failure by the Company to continue in effect any material compensation or benefit plan in which the participant participates immediately prior to the change in control of the Company unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the participant's participation relative to other participants, than existed at the time of the potential change in control;

                  (f) the failure by the Company to continue to provide the participant with benefits substantially similar to those enjoyed by the participant under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the participant was participating at the time of the potential change in control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the participant of any material fringe benefit enjoyed by the participant at the time of the potential change in control of the Company, or the failure by the Company to provide the participant with the number of paid vacation days to which the participant is entitled on the basis of the participant's years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the potential change in control of the Company;

                  (g) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the terms of this plan; or

                  (h) any purported termination of the participant's employment which is not effected pursuant to a notice of termination satisfying the requirements of all other agreements between the Company and the participant, which purported termination shall not be effective for purposes of this plan.

                                                                   Exhibit 10.1

The participant's right to treat termination of employment as being within this
Section 3.7 will not be affected by the participant's incapacity due to physical or mental illness. The participant's continued employment will not constitute consent to, or a waiver of rights with respect to, any circumstance constituting good reason hereunder.

         3.8      Normal retirement age for purposes of this plan is exactly
                  ---------------------
three years before the age specified in the following table:

       Calendar year
         of birth                                            Specified age
         --------                                            -------------

       before   1938                                          65 exactly
                1938                                          65 and 2 months
                1939                                          65 and 4 months
                1940                                          65 and 6 months
                1941                                          65 and 8 months
                1942                                          65 and 10 months
1943 through    1954                                          66 exactly
                1955                                          66 and 2 months
                1956                                          66 and 4 months
                1957                                          66 and 6 months
                1958                                          66 and 8 months
                1959                                          66 and 10 months
         after  1959                                          67 exactly

         3.9      Potential change in control of the Company will be deemed to
                  ------------------------------------------
have occurred if:

                  (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control of the Company;

                  (b) any person (as defined in Section 3.4), including the Company, publicly announces an intention to take or consider taking actions which if consummated would constitute a change in control of the Company;

                  (c) any person (as defined in Section 3.4), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (i) is or becomes the beneficial owner, (ii) discloses directly or indirectly to the Company or publicly a plan or intention to become the beneficial owner, or (iii) makes a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to securities to become the beneficial owner, directly or indirectly, of securities representing 9.9% or more of the combined voting power of the outstanding voting securities of the Company; or

                  (d) the Board adopts a resolution to the effect that, for purposes of this plan, a potential change in control of the Company has occurred.

                                                                   Exhibit 10.1

         3.10     Retirement means a participant's termination of employment
                  ----------
from an employer (a) on or after (i) he has reached his normal retirement age,
(ii) he has reached his early retirement age and completed five years of service, or (iii) a change in control of the Company has occurred, or (b) in contemplation of a change in control of the Company.

         3.11     Service has the same meaning as "plan service" in the
                  -------
retirement plan.

         3.12     Social Security benefit of a participant as of his retirement
                  -----------------------
date (the "computation date") means the primary insurance amount to which he is or would be entitled, payable under Title II of the Social Security Act as in effect on such date, based on the assumptions: (a) that no changes in the benefit levels payable or the wage base under Title II occur after the computation date; (b) if the computation date falls on or after the date when he reaches his early retirement age and before the date when he reaches his normal retirement age, that his annual earnings during the calendar year in which the computation date falls and any subsequent calendar year before the year in which his normal retirement age falls is zero; (c) if the computation date falls before the date when he reaches his early retirement age, that his annual earnings during the calendar year in which the computation date falls and during each subsequent calendar year before the calendar year in which his normal retirement age falls is equal to his rate of annual earnings on the computation date; (d) that payment of his primary insurance amount begins for the month after he reaches normal retirement age, or his retirement date if later, without reduction or delay because of future gainful employment or delay in applying for benefits; and (e) that the participant's earnings for calendar years before the calendar year in which the computation date falls will be determined using his actual earnings history if available, and otherwise by applying a six percent retrospective salary scale to the employee's rate of annual earnings in effect on the computation date. The social security benefit of a participant who retires after the age specified in the table in Section
3.8 will include any delayed retirement credit.

         3.13     Survivor income plan means the TECO Energy Group Survivor
                  ---------------------
Income Plan, as amended from time to time.

         3.14     Termination of employment in contemplation of a change in
                  ---------------------------------------------------------
control of the Company means termination of a participant's employment by the
----------------------
Company without cause or by the participant with good reason, if (a) the participant's employment is terminated by the Company without cause prior to a change in control of the Company (whether or not such a change in control ever occurs) and such termination was at the request or direction of a "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) who has entered into an agreement with the Company the consummation of which would constitute a change in control of the Company, (b) the participant terminates his employment for good reason prior to a change in control of the Company (whether or not such a change in control ever occurs) and the circumstance or event which constitutes good reason occurs at the request or direction of such person, or (c) the participant's employment is terminated by the Company without cause or by the participant for good reason and such termination or the circumstance or event which constitutes good reason is otherwise in connection with or in anticipation of a change in control of the Company (whether or not such a change in control ever occurs).

                                                                   Exhibit 10.1

SECTION 4.  PARTICIPATION

         Any active employee of an employer who is elected as an officer by such employer's board of directors is covered by this part of the plan and is eligible to receive benefits hereunder if he falls in one of the following categories, but only if he is not covered by part three of the plan or by another supplemental executive retirement plan or arrangement of the Company or any employer:

                  (a) he is in salary grade level five or above, and his participation hereunder is requested by the Vice President - Human Resources and approved by the Chief Executive Officer of the Company; or

                  (b) he is in a salary grade level below five, and his participation hereunder is requested by the Vice President - Human Resources and approved by the Chief Executive Officer of the Company and the Compensation Committee of the Board.

The provisions of this part two of the plan apply only to participants covered by part two. References in this part two to "participant" and "eligible" individuals include only people who are covered by part two.

SECTION 5.  RETIREMENT BENEFITS

         5.1     Retirement at or after normal retirement age. Subject to the
                 --------------------------------------------
reductions described in Section 8.1 below, each eligible officer who retires on or after attaining normal retirement age will receive a supplemental monthly pension equal to one-twelfth of the following: three percent of his average annual earnings multiplied by his years of service up to a maximum of 20 years. A participant's retirement benefit hereunder will be calculated using his years of service and average annual earnings as of the actual date of his retirement.

         5.2     Retirement after early retirement age but before normal
                 -------------------------------------------------------
retirement age. A participant who retires on or after attaining early
--------------
retirement age but before attaining normal retirement age and who has completed five years of service will receive a supplemental monthly pension equal to one-twelfth of the amount determined using the formula in Section 5.1 above, multiplied by an early retirement factor determined under the following table:

                                                                   Exhibit 10.1

    Years by which the                          Early
start of payments precedes                    retirement
  normal retirement age*                       factor
  ---------------------                        ------

             7                                  .65
             6                                  .70
             5                                  .75
             4                                  .80
             3                                  .85
             2                                  .90
             1                                  .95

         *Interpolate for completed months.

         Notwithstanding the foregoing, in the event of a change in control of the Company and the subsequent retirement of a participant on or after attaining early retirement age but before normal retirement age, or in the event of termination of a participant's employment with the Company on or after attaining early retirement age but before normal retirement age in contemplation of a change in control of the Company, the participant will receive the benefits provided under this Section 5.2 whether or not he has completed five years of service.

         5.3     Effect of change in control prior to attainment of early
                 --------------------------------------------------------
retirement age. In the event of a change in control of the Company prior to the
--------------
attainment of early retirement age by any participant, or in the event of termination of a participant's employment with the Company prior to the attainment of early retirement age by the participant in contemplation of a change in control of the Company, such participant will receive upon his retirement a supplemental monthly pension equal to one-twelfth of the amount determined using the formula in Section 5.1 above, multiplied by an early retirement factor determined under the following table:

    Years by which the                           Early
start of payments precedes                     retirement
  normal retirement age*                        factor
  ---------------------                         ------

            30                                   .10
            29                                   .11
            28                                   .12
            27                                   .13
            26                                   .14
            25                                   .15
            24                                   .16
            23                                   .17
            22                                   .18
            21                                   .20
            20                                   .21
            19                                   .23
            18                                   .25
            17                                   .27
            16                                   .30

                                                                   Exhibit 10.1

            15                                   .32
            14                                   .35
            13                                   .38
            12                                   .41
            11                                   .45
            10                                   .49
             9                                   .54
             8                                   .59

         *Interpolate for completed months.

         5.4      Form of Payment.
                  ---------------

                  (a)     Normal form of retirement benefits. The normal form
                          ----------------------------------
of retirement benefit payable to a participant under the plan is a life annuity. Benefits payable in the normal form will begin on the first day of the month coinciding with or next following the date of a participant's retirement.

                  (b)     Optional lump sum benefit. In lieu of the normal form
                          -------------------------
of benefit, a participant may elect to receive payment of his benefit in the form of a commuted single sum payment that is the actuarial equivalent of the normal form of benefit (including the value of the post-retirement surviving spouse benefit under Section 6.2(c)). Actuarial equivalence will be based on the actuarial assumptions specified from time to time in the retirement plan for lump sum payments. A participant's election to receive a lump sum payment will be effective only with respect to a retirement occurring at least 12 months after the date the participant submits the election, provided that elections submitted on or before May 1, 1997 will be immediately effective.

         5.5     Enhanced benefits for certain retirees. Certain retirees have
                 --------------------------------------
been provided enhanced retirement benefits as set forth in Schedule A hereto.

SECTION 6.  SURVIVING SPOUSE BENEFIT

         6.1      Eligibility. The surviving spouse of a deceased participant
                  -----------
will receive the surviving spouse benefit if:

                  (a) the participant dies (i) during employment with an employer on or after he has completed at least five years of service and his combined age and years of service total 50 or more, or (ii) after retirement; and

                  (b) the spouse and the deceased participant were married to each other for at least the 12 months preceding the participant's date of death and, in the case of a participant who dies after retirement, were married to each other on the participant's date of retirement.

         6.2     Amount of surviving spouse benefit. Subject to the reductions
                 ----------------------------------
described in Section 8.2 below, the benefit provided under the plan to the surviving spouse of a participant will be determined as follows:

                                                                   Exhibit 10.1

                  (a)     Pre-retirement before normal retirement age. If a
                          -------------------------------------------
participant dies during employment with an employer and before his normal retirement age, his surviving spouse will receive a monthly survivor income payment equal to 50% percent of the participant's monthly projected retirement benefit. A participant's monthly projected retirement benefit is the monthly benefit he would have received at normal retirement age under Section 5.1 calculated using the number of years of service he would have had if he had continued in employment with an employer until normal retirement age and his average annual earnings determined as of his date of death.

                  (b)     Pre-retirement on or after normal retirement age. If
                          ------------------------------------------------
the participant dies during employment with an employer on or after his normal retirement age, his surviving spouse will receive a monthly survivor income payment equal to 50 percent of his monthly retirement benefit earned under
Section 5.1 using his number of years of service and his average annual earnings as of his date of death.

                  (c)     Post-retirement. If a participant dies on or after
                          ---------------
his date of retirement, his surviving spouse will receive a monthly survivor income payment equal to 50 percent of the monthly benefit payment he was receiving at his death (or would have received if he had survived until the first payment date).

         6.3     Form and time of surviving spouse benefit. Surviving spouse
                 -----------------------------------------
benefits under this Section 6 will be payable only in the form of a life annuity to the surviving spouse. Benefit payments will begin on the first day of the month on or after the date of the participant's death.

         6.4     Death benefit where lump sum paid. If a participant received a
                 ---------------------------------
lump sum payment of his benefit under Section 5.4(b), no surviving spouse benefit or other death benefit will be payable under the plan to any person.

SECTION 7.  DISABILITY

         7.1     Service during disability. A participant who suffers a total
                 -------------------------
disability, as defined in the disability income plan, will continue to be credited with service as if he were actively employed by an employer during his period of total disability. If such a participant does not return to active service with an employer, his benefit under Section 5 will be calculated using his average annual earnings as of his disability date, his total service including service credited under the preceding sentence, and his primary social security benefit calculated as of the date of his disability.

         7.2     Period of disability. A participant's date of disability is
                 --------------------
his last day of work for his employer before becoming unable to continue working because of his total disability. A period of total disability of a participant will begin on his disability date and will end on the earlier of the last day of the month in which his final disability income payment is due under the disability income plan or on the date he retires hereunder and starts receiving benefit payments.

         7.3     Death while disabled. If a participant dies while disabled,
                 --------------------
his surviving spouse will, if eligible, receive the pre-retirement surviving spouse benefit determined under Section 6.2(a) or (b).

                                                                   Exhibit 10.1

         7.4      No duplication of benefits. A participant may not receive
                  --------------------------
benefits under this plan at any time when he is receiving disability income benefits under the disability income plan.

SECTION 8.  OFFSET FOR OTHER PAYMENTS

         8.1      Retirement benefit offsets. The retirement benefit of a
                  --------------------------
participant will be reduced (but not below zero) by the following payments, with such reductions starting when such benefits are assumed to begin: (a) 100% percent of the social security benefit of the participant assuming such benefit begins on the later of his normal retirement age or his actual retirement, and
(b) the amount of his benefit payments under the retirement plan (converted to a life annuity if such payments are in an optional form), assuming such payments begin on the later of his early retirement age or his actual retirement.

         8.2      Death benefit offsets. The benefit of a surviving spouse
                  ---------------------
will be reduced (but not below zero) by the following payments: (a) payments under the survivor income plan, and (b) payments under the retirement plan.

                                                                   Exhibit 10.1

                                   PART THREE

               PARTICIPATION AND BENEFITS FOR FORMER EMPLOYEES OF
                            PEOPLES GAS SYSTEM, INC.

SECTION 9.  DEFINITIONS

                  This section contains definitions of terms used in this part of the plan that are not defined in Section 2.

         9.1      Beneficiary means the person or persons, or the estate of a
                  -----------
participant, entitled to receive Part A payments as set forth in Sections 11.1 and 12.1 and the surviving spouse of a participant and/or the participant's unmarried children under the age of twenty three (23) entitled to receive Part B payments as set forth in Section 11.1 and 12.1 subsequent to the death of a participant.

         9.2      Beneficiary designation means the written designation in the
                  -----------------------
form prescribed by the committee by which each participant names the beneficiary(ies) of the participant's benefits under the plan.

         9.3      Current compensation means the total compensation as solely
                  --------------------
determined by the employer in determining benefits under this plan.

         9.4      Covered compensation means the amount specified in Schedule B
                  --------------------
that forms the basis for computation of the participant's death and retirement benefits pursuant to the terms and conditions of this plan.

         9.5      Early retirement date means the date of a participant's
                  ---------------------
retirement prior to his normal retirement date, and may occur on the first day of any month following the month in which the participant attains his fifty-fifth birthday and ten years of employment with the employer.

         9.6      Normal retirement date means the first day of the month
                  ----------------------
following the month in which the participant attains either his sixty-fifth birthday and has completed five years as a plan participant or his sixty-second birthday, has completed five years as a plan participant, and has completed fifteen years of employment with the employer.

         9.7      Retirement and retire mean severance of employment with the
                  ----------     ------
employer at or after the attainment of normal retirement date or, with the consent of the employer, on or after the early retirement date.

         9.8      Years of employment with the employer, years of participation
                  -------------------------------------  ----------------------
in the plan, and similar phrases will be construed in such a way that
-----------
participants receive full credit for years of employment with Peoples Gas System, Inc. and any other affiliate of Lykes Energy, Inc., and years of participation in the Supplemental Executive Retirement Plan of Lykes Energy, Inc. for all purposes of this plan.

                                                                   Exhibit 10.1

SECTION 10. PARTICIPATION

         Any active employee of an employer who was formerly employed by Peoples Gas System, Inc. or any other affiliate of Lykes Energy, Inc., was a participant in the Supplemental Executive Retirement Plan of Lykes Energy, Inc., and is listed on Schedule B to this plan is covered by this part of the plan and is eligible to receive benefits hereunder. The provisions of this part three of the plan apply only to participants covered by part three. References in this part three to "participant" and "eligible" individuals include only people who are covered by part three.

SECTION 11. DEATH BENEFIT

         11.1     Amount and payment. If a participant dies before retirement,
                  ------------------
the employer will pay or cause to be paid a death benefit to such participant's beneficiary. Such death benefit will be divided into two parts: Part A and Part B.

                  Part A will be paid in one sum to the participant's
                  ------
                  beneficiary, as set forth in his beneficiary designation in effect at the time of death, in an amount equal to two times the participant's covered compensation less $50,000.

                  Part B will be 40% of the participant's covered compensation
                  ------
                  and will be paid in equal monthly installments for one hundred and eighty months or until the participant would have attained his sixty-fifth birthday, whichever is later. Such payment will commence effective the first day of the month following the date of death.

         Notwithstanding the immediately preceding paragraph of this Section 11.1, the employer will pay or cause to be paid the death benefit specified therein only if:

                  (a) at the time of the participant's death prior to attaining his normal retirement date such participant was an employee and had not retired, or was totally disabled or on authorized leave of absence; and

                  (b) proof of death in such form as determined acceptable by the committee is furnished.

         11.2     Participant disability. If a participant becomes totally
                  -----------------------
disabled before retirement, he will remain a participant in this plan, but only if

                  (a) such disability was not either intentionally self-inflicted or caused by illegal or criminal acts of the participant; and

                  (b) the participant was an employee at the time he became totally disabled.

If a participant dies prior to retirement and while the waiver described in this
Section 11.2 is in effect, the death benefit provided in this Section 11 will be paid. If a participant retires, the retirement benefit provided in Section 12 will be paid.

                                                                   Exhibit 10.1

The determination of what constitutes total disability and the removal thereof for purposes of this Section 11 will be made by the committee, in its sole and absolute discretion, and such determination will be conclusive.

SECTION 12. RETIREMENT BENEFIT

         12.1     Normal retirement. If a participant has remained an employee
                  -----------------
until his normal retirement date and then retires, the employer will pay or cause to paid to such participant a retirement benefit. Such retirement benefit will be divided into two parts: Part A and Part B.

                  Part A will be paid in one sum to the participant's
                  ------
                  beneficiary as set forth in his beneficiary designation in effect at the time of death in an amount equal to one times the participant's covered compensation.

                  Part B will be 40% of the participant's covered compensation
                  ------
                  and will be paid in equal monthly installments in an amount as set forth in Schedule B. Payment of such monthly amount will commence on the participant's normal retirement date and will continue for the life of the participant. If the participant dies after retirement, payments will continue to the beneficiary until January 1 of the year the participant would have attained his normal life expectancy established at the date of retirement.

         12.2     Retirement after normal retirement date. A participant who
                  ---------------------------------------
continues employment with an employer after his normal retirement date may remain a participant in the plan. Upon retirement such a participant will be entitled to the benefits provided in Section 12.7 hereof. The monthly payments provided for in Section 12.7 hereof will commence on the date the participant retires.

         12.3     Early retirement. The committee, in its sole and absolute
                  ----------------
discretion, may permit a participant to receive an early retirement benefit commencing as of the first day of any month coincident with or following the participant's early retirement date, but before the attainment of his normal retirement date. In such event, the participant's monthly early retirement benefit will be the retirement benefit (Parts A and B) set forth in Schedule B multiplied by a fraction, the numerator of which is the number of whole years the employee has been a participant and the denominator of which is the number of whole years between such participant's age at entry into the plan and the participant's age sixty-five. If the participant's benefits have been increased since the participant's initial entry into this plan, or successor or predecessor plans, the early retirement benefit will be determined by reducing each incremental benefit increase in accordance with the formula. The reduced amounts will be payable as follows.

                  Part A will be paid in a reduced one sum to the participant's
                  ------
                  beneficiary as set forth in his beneficiary designation in effect at the time of death.

                  Part B will be paid in equal reduced monthly installments.
                  ------
                  Payment of such monthly amount will commence on the participant's early retirement date and will continue for the life of the participant. If the participant dies after retirement, payments will continue to the beneficiary until January 1 of the year the

                                                                   Exhibit 10.1

                  participant would have attained his normal life expectancy established at the date of retirement.

These reduced amounts shall be the only benefits to which such a participant is entitled.

         12.4     Post-retirement death benefit. If a participant dies after
                  -----------------------------
retirement but before the applicable retirement benefit is paid in full, the unpaid retirement benefit payments to which the participant is entitled will continue to be paid to the participant's beneficiary. Such payments shall be made in accordance with the payment schedule to that participant pursuant to Sections 12.1, 12.2, and 12.3 of the plan.

         12.5     Exclusivity of post-retirement death benefit. No death
                  --------------------------------------------
benefit, as defined in Section 11, will be paid to the beneficiary of a participant who dies after retirement.

         12.6     Accrual of retirement benefit. A participant who ceases to be
                  -----------------------------
an employee, except as a result of death, retirement, or total disability within the meaning of Section 11.2, will not be entitled to any benefits hereunder and the employer will have no obligation hereunder to such participant, provided that in the event the employer is merged, consolidated, reorganized, or sells substantially all of its assets to another corporation, firm, or person and such corporation, firm or person takes action to terminate this plan in accordance with Section 19 or to terminate a participant in the plan as a result of such merger, consolidation, reorganization, or sale of assets, such participant will be entitled to those benefits as described in Sections 11.1 and 12.1 and 12.3.

         12.7     Benefit at retirement after attainment of normal retirement
                  -----------------------------------------------------------
date. If a participant elects to continue employment beyond his normal
----
retirement date, the committee, and only the committee, will specify the amount of the participant's retirement benefit.

SECTION 13. BENEFICIARY

         Each participant will designate his beneficiary to receive benefits under the plan by completing the beneficiary designation. If more than one beneficiary is named, the shares and/or precedence of each beneficiary will be indicated in the designation. A participant will have the right to change the beneficiary by submitting to the committee a new beneficiary designation. The beneficiary designation must be approved in writing by the employer; however, upon the employer's acknowledgement of approval, the effective date of the beneficiary designation will be the date it was executed by the participant. If the employer has any doubts as to the proper beneficiary to receive payments hereunder, it will have the right to withhold such payments until the matter is finally adjudicated. Any payment made by the employer in good faith and in accordance with the provisions of this plan and a participant's beneficiary designation will fully discharge the employer from all further obligations with respect to such payment.

         Part B benefits as set forth in Sections 11.1 and 12.1 of the plan will be paid only to the participant's surviving spouse and/or participant's unmarried children under the age of 23 as shown in the beneficiary designation. Part A benefits as set forth in Sections 11.1 and 12.1 of the plan will be paid as shown in the beneficiary designation.

                                                                   Exhibit 10.1

                                    PART FOUR
                                  MISCELLANEOUS

SECTION 14. BENEFITS NOT CURRENTLY FUNDED

         14.1     No funding. Nothing in this plan will be construed to create a
                  ----------
trust or to obligate the Company or any other employer to segregate a fund, purchase an insurance contract, or in any other way currently to fund the future payment of any benefits hereunder, nor will anything herein be construed to give any participant or any other person rights to any specific assets of the Company or of any other employer or entity.

         14.2     Grantor trust. Notwithstanding Section 14.1, the Company has
                  -------------
established a grantor trust of which it is treated as the owner under Section 671 of the Internal Revenue Code.

SECTION 15. DEFINITIONS

         Where the context so requires, in construing terms used in the plan the masculine includes the feminine, the singular includes the plural, and the plural includes the singular.

SECTION 16. ADMINISTRATION

         The plan will be administered by the committee, which will have full power and authority to construe, interpret and administer the plan. Decisions of the committee will be final and binding on all persons. The committee may, in its discretion, adopt, amend, and rescind rules and regulations relating to the administration of the plan.

SECTION 17. RIGHTS NON-ASSIGNABLE

         No participant, surviving spouse, beneficiary, or any other person will have any right to assign or otherwise to alienate the right to receive payments under the plan, in whole or in part.

SECTION 18. EXCESS BENEFIT PLAN

         This plan will supersede any obligation to pay to participants excess plan benefits under the excess benefit plan contained in the retirement plan, as such plan may be amended from time to time; no excess plan benefits will be payable under such excess benefit plan to participants.

SECTION 19. AMENDMENT OR TERMINATION

         The Company reserves the right at any time by action of the board to terminate the plan or to amend its provisions in any way. In addition, if the retirement plan is terminated, this plan will automatically terminate also as of the same effective date. Notwithstanding the foregoing, no termination or amendment of the plan may reduce the benefits payable under the plan to any person with respect to a participant whose employment with his employer was terminated before such termination or amendment and no termination or amendment may reduce the benefits to be paid with respect to a participant on the date of such termination or amendment below the

                                                                   Exhibit 10.1

amount which such participant would have received if his employment had terminated on the date before such termination or amendment.

         EXECUTED as of July 1, 1998.

                                            TECO ENERGY, INC.

                                            By:________________________________
                                               Clint Childress
                                               Chief Human Resources Officer

                                                                   Exhibit 10.1

                                   SCHEDULE A

                          Enhanced Retirement Benefits
                          ----------------------------

A.1.     David N. Campbell and G. Pierce Wood. The retirement benefits of
         ------------------------------------
David N. Campbell and G. Pierce Wood are to be calculated as though each had continued in employment until age 62 with annual earnings equal to the rate of earnings in effect on his date of termination of employment.

A.2.     1994-95 Early Retirement Window.
         -------------------------------

         (a) The retirement benefits of each of the following participants are to be calculated by using the factors set forth below:

Name                              Increase in Age           Increase in Service
----                              ---------------           -------------------

William T. Snyder                 3 years, 8 months         N/A

Robert T. Tomczak                 3 years                   3 years

Fred W. Maggard                   4 years                   4 years

R.D. Cornwell                     4 years                   4 years

         (b)      Average annual earnings for each of Philip G. Flood and John
G. Graham is to be calculated using the three consecutive calendar years out of the five calendar years preceding the date of retirement which yield the highest average.

A.3.     Larry D. Noland. The retirement benefit of Larry D. Noland is to be
         ---------------
calculated as though he were age 62 1/2 on his retirement date, resulting in an increase in the benefit otherwise payable under the plan of $1,062.93 per month.

                                                                   Exhibit 10.1

                                   SCHEDULE B

              Covered Compensation and Part A and Part B Benefits of
              ------------------------------------------------------
                  Participants Covered by Part Three of the Plan
                  ----------------------------------------------

                                                           Death benefits                       Retirement benefits
                                                           (Section 11.1)                         (Section 12.1)
        Participant            Covered               Part A              Part B             Part A              Part B
                            compensation
Gerald E. Cox                    $138,445                N/A*                N/A*            $138,445            $4,614.82
Wayne E. Hoffman                 $114,736                N/A*                N/A*            $114,736            $3,824.53
Ernest L. Mize                    $96,626                N/A*                N/A*             $96,626            $3,220.87
Frank J. Sivard                  $146,257          **$242,514         **$4,875.23         ***$146,257         ***$4,875.23
M. Lee Young                     $179,610                N/A*                N/A*          $90,974.33        ****$3,032.48

* He did not die before retirement, so he is not entitled to death benefits under Section 11.1.
**    Payable only if he dies before retirement.
***   Payable only if he retires before death.
**** Includes $933.01 per month for two extra years of service in accordance with severance agreement.